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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 1998

                            MORROW SNOWBOARDS, INC.
            (Exact name of registrant as specified in its charter)


           Oregon                      0-27002            93-1011046
(State or other jurisdiction of      (Commission      (IRS Employer
incorporation or organization)       File Number)     Identification Number)


                            2600 Pringle Road, S.E.
                                Salem, OR 97302
                   (Address of principal executive offices)

                                (503) 375-9300
              Registrant's telephone number, including area code

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Item 5.   Other Events.

     On January 30, 1998, Morrow Snowboards, Inc. (the "Company") filed suit against Principle Marketers, Inc., dba The Board Locker, a Connecticut corporation ("PMI"), and Scott Hardy, a principal of PMI, in Marion County, Oregon Circuit Court. (PMI and Mr. Hardy are referred to collectively herein as "Defendants.") The Company is seeking payment for goods sold to Principle Marketers in the amount of $478,715; plus accrued service charges of $76,961.63 through January 20, 1998, with charges continuing to accrue at the rate of 18 percent per annum; and attorney fees and costs incurred by the Company in bringing the lawsuit. Mr. Hardy is named as an additional defendant because he personally guaranteed the payment of any amounts due from PMI to the Company.

     PMI consigned the goods in question to a third party, and is currently involved in litigation with the consignee and others in Portland, Multnomah County, Oregon to recover payment for the goods delivered to the consignee.

     The Company believes it has a basis on which to recover the amounts claimed from the Defendants.

                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant had duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on February 10, 1998.

                             MORROW SNOWBOARDS, INC.


                             By: /s/ David E. Calapp
                                 -----------------------------------------------
                                 David E. Calapp
                                 Chief Executive Officer
                                 (Principal Executive Officer)


                             By: /s/ Blair Mullin
                                 -----------------------------------------------
                                 Blair Mullin
                                 Chief Financial Officer
                                 (Principal Financial and Accounting Officer)

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